                                                                   EXHIBIT 99.23


                             FORM OF EXERCISE NOTICE
                             (CODEMASTER 1998 PLAN)

                             CODEMASTER CORPORATION
                        1998 EXECUTIVE STOCK OPTION PLAN

                                 EXERCISE NOTICE


CodeMaster Corporation
312 Lincoln Street
Santa Cruz, CA  95060

Attention:  Secretary


Ladies & Gentlemen:


     1. EXERCISE OF OPTION. Effective as of today, ____________________, ______, the undersigned ("Optionee") hereby elects to exercise the Optionee's option ("Option") to purchase ___________ shares of the Common Stock (the "Shares") of CodeMaster Corporation (the "Corporation") under and pursuant to the CodeMaster Corporation 1998 Executive Stock Option Plan, as amended (the "Plan") and the CodeMaster Corporation - Incentive -Non-Qualified Stock Option Agreement dated _________, _____ (the "Option Agreement").

     2. RIGHTS AS SHAREHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder of the Corporation shall exist with respect to the Shares acquired upon exercise of the Option, notwithstanding the exercise of the Option. The Corporation shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

     3. STOCK BUY-BACK AGREEMENT. The Shares acquired upon exercise of the Option may not be sold or otherwise transferred, except as provided in the CodeMaster Corporation "Stock Buy-Back Agreement." The Stock Buy-Back Agreement also provides for an optional repurchase of the Shares upon Optionee's termination of employment with the Corporation, any parent or subsidiary of the Corporation, or any corporation or parent or subsidiary of a corporation which assumes the Corporation's obligations and rights under the Stock Buy-Back Agreement and, in the event of the Optionee's death, provides the Optionee or his or her legal successors the right to put the Optionee's shares to the Corporation. The Optionee shall execute the Stock Buy-Back Agreement as a condition to the issuance of the Shares acquired upon exercise of the Option.

     4. REPRESENTATIONS OF THE OPTIONEE. The Optionee acknowledges that the Optionee has received, read and understood the Plan, the Option Agreement, the Investment Representation Statement, a copy of which is attached hereto as Exhibit "A" and by this reference incorporated herein, and the Stock Buy-Back Agreement, and the Optionee agrees to abide by and be bound by their terms and conditions.

     The Board of Directors of the Corporation has determined and the Corporation and Optionee agree that the current fair market value of the Shares is ______________________ Dollars ($__________), as of _______________, and each of the Corporation and Optionee agrees to adopt this value in any tax return or other document or report reflecting the fair market value.

     5. TAX CONSULTATION. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee's purchase or disposition (pursuant to the Stock Buy-Back Agreement) of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Corporation for any tax advice.

     6.   RESTRICTIVE LEGENDS, REFUSAL TO TRANSFER AND STOP-TRANSFER ORDERS.

          (a) Legends. The Optionee understands and agrees that the Corporation shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Corporation or by state or federal securities laws:

     "The transfer, sale, assignment, hypothecation, encumbrance, or alienation of the Shares represented by this certificate is restricted by the CodeMaster Corporation Stock Buy-Back Agreement, dated ____________, including all amendments thereto. In addition to imposing restrictions on transfer of the Shares, the Stock Buy-Back Agreement provides the Corporation the option to repurchase these Shares upon the holder's termination of employment (for any reason) with the Corporation. A copy of the Stock Buy-Back Agreement is available for inspection during business hours at the principal executive offices of the Corporation and is incorporated by reference and made a part of this certificate."

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), or under any applicable state law. They may not be sold, transferred, pledged, or otherwise disposed of without either (1) registration under the Act and qualification under any applicable state securities laws, or (2) an opinion satisfactory to the Corporation that the Shares are exempt from such registration and qualification."

          (b) Refusal to Transfer. The Corporation shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Stock Buy-Back Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

          (c) Stop Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Corporation may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Corporation transfers its own securities, it may make appropriate notations to the same effect in its own records.

     7. SUCCESSORS AND ASSIGNS. The Corporation may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer set forth herein and in the Stock Buy-Back Agreement, this Agreement shall be binding upon the Optionee and his or her, executors, personal representatives, trustees, administrators, heirs, successors and assigns.

     8. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or by the Corporation forthwith to the Corporation's Board of Directors or the Committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Corporation and the Optionee.

     9. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     10. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     11. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     12. DELIVERY OF PAYMENT. The Optionee herewith delivers to the Corporation the full Purchase Price as defined in the Plan and Option Agreement for the Shares.

     13. ENTIRE AGREEMENT. The Plan, Option Agreement, and Stock Buy-Back Agreement are incorporated herein by this reference. This Agreement, the Plan, the Option Agreement, the Investment Representation Statement, and the Stock Buy-Back Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Optionee with respect to the subject matter hereof.

Submitted by:                             Accepted by:

                                          CODEMASTER
OPTIONEE:                                 CORPORATION

                                          By:
-------------------------------------        -----------------------------------
     (Signature)                             Christopher B. Schofield, President

Address:
                                          By:
-------------------------------------        -----------------------------------
                                             Carol E. Locke, Secretary
-------------------------------------

-------------------------------------        Address:

                                             312 Lincoln Street
                                             Santa Cruz, CA  95060

                                   EXHIBIT "A"
                       INVESTMENT REPRESENTATION STATEMENT




[See Exhibit D of main Agreement]